Exhibit 31.3

Certification of Chief Executive Officer

I, Marlan D. Walker, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of TherapeuticsMD, Inc. (the “10-K/A Report”); and

2.

Based on my knowledge, this 10-K/A Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	/s/ Marlan D. Walker
Marlan D. Walker
Principal Executive Officer